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                                                                    Exhibit 14.1


(PRICEWATERHOUSECOOPERS LOGO)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement (No. 333-87612) on Form S-8 of Aktiebolaget Electrolux (publ) of our report dated February 11, 2004 relating to the financial statements and the related financial statement schedule for the year ended December 31, 2003, which appears in Aktiebolaget Electrolux's Annual Report on Form 20-F for the year ended December 31, 2003.


Stockholm June 24, 2004

PricewaterhouseCoopers AB